UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 20, 2010
Home BancShares, Inc.
(Exact name of registrant as specified in its charter)
Arkansas
(State or other jurisdiction of incorporation)

000-51904	71-0682831
(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)
(501) 328-4770
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     The Annual Meeting of Shareholders of Home BancShares, Inc. was held on April 20, 2010. The following items of business were presented to the shareholders:
     (1) The eleven directors were elected as proposed in the Proxy Statement dated March 12, 2010, under the caption “Election of Directors” with votes cast as follows:

		Total Vote	Total Broker
	Total Vote For	Withheld For	Non-Vote For
	Each Director	Each Director	Each Director
John W. Allison	18,646,834	255,054	3,834,380
C. Randall Sims	18,679,000	222,888	3,834,380
Randy E. Mayor	18,544,689	357,199	3,834,380
Robert H. Adcock, Jr.	13,230,493	5,671,395	3,834,380
Richard H. Ashley	17,434,939	1,466,949	3,834,380
Dale A. Bruns	18,758,773	143,115	3,834,380
Richard A. Buckheim	18,759,108	142,780	3,834,380
Jack E. Engelkes	18,759,108	142,780	3,834,380
James G. Hinkle	18,644,216	257,672	3,834,380
Alex R. Lieblong	18,759,108	142,780	3,834,380
William G. Thompson	18,722,094	179,794	3,834,380
     (2) The Audit Committee’s selection and appointment of the accounting firm of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 was ratified with votes cast as follows: 22,659,545 votes for, 70,440 votes against, 6,283 votes abstaining and no broker non-votes.
     (3) The Company’s executive compensation was approved as proposed in the Proxy Statement dated March 12, 2010, under the caption “Advisory (Non-binding) Vote Approving Executive Compensation” with votes cast as follows: 22,498,481 votes for, 113,429 votes against, 124,358 votes abstaining and no broker non-votes.
     Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present, but were not treated as votes cast on a proposal. Therefore, abstentions and broker non-votes did not have the effect of a vote for or against the proposal and were not counted in determining the number of votes required for approval.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc. (Registrant)
Date: April 21, 2010	/s/ Randy Mayor
Randy Mayor
Chief Financial Officer